ALPINE CAPITAL PARTNERS, INC.
                         570 Lexington Avenue, 32nd FL
                              New York, N.Y. 10022
                               Phone 212-271-5647
                                Fax 212-271-5586


February 24, 2004

Mr. William Seigliano
President & CEO
IQ Biometrix Inc.
39171 Pasco Parkway, Suite 304,
Fremont, California 94538


Dear Mr. Scigliano

In connection with the proposed Financing between IQ Biometrix Inc (The Company) and Redwood Grove capital Management LLC (the investors) or any other groups introduced by Alpine capital Partners you agree to pay Alpine a Finders Fee in an amount equal to 10% of the Gross Proceeds provided by these investors The cash fee is due in full at the time of funding and will be sent via wire transfer to Alpines's Banking and Business Account.

Additionally, upon completion of the Financing the Company will issue to Alpine, an amount of warrants equal to 10% for the amount of shares purchased by those investors. The warrants will carry the identical pricing, terms, conditions, etc as the warrants issued to the investors and will be registered in the same registration statement covering the shares and warrants purchased by the investors.

The Company agrees that Alpine, and any of its Directors, Officers, Employees and or Affiliates will be indemnified, exculpated, and held harmless by the Company from any claims, liabilities, damages, or expenses arising out of any action, proceeding or investigation regarding the Financing unless such claims resulted from Alpine's gross negligence, recklessness, bad faith or willful misconduct. A facsimile copy shall have the same force and effect as an original.

Bill, it's been great working with you I look forward to completing the proposed transaction and continuing a long relationship with you and the Company.

Sincerely,

Alpine Capital Partners, Inc.                   IQ Biometrix

By: /s/ Evan Bine                               By: /s/ Wilma BCS
    -----------------                               -----------------
Name: Evan Bine                                 Name: Wilma BCS
Title: President                                Title: CEO + President IQBM